RECEIVABLES PURCHASE AGREEMENT


                                     between


                           TRIAD FINANCIAL CORPORATION
                                    as Seller


                                       and


                       ASSET BACKED SECURITIES CORPORATION
                                  as Purchaser


                           ---------------------------

                            Dated as of March 1, 1999

                           ---------------------------

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I DEFINITIONS.........................................................1

      SECTION 1.1    Definitions..............................................1
      SECTION 1.2.   Usage of Terms...........................................4
      SECTION 1.3.   Section References.......................................4
      SECTION 1.4.   Action by or Consent of Noteholders......................4
      SECTION 1.5.   No Recourse..............................................5
      SECTION 1.6.   Material Adverse Effect..................................5

ARTICLE II CONVEYANCE OF THE RECEIVABLES AND THE OTHER CONVEYED PROPERTY......5

      SECTION 2.1.   Conveyance of the Initial Receivables and the Initial
                     Other Conveyed Property..................................5
      SECTION 2.2.   Conveyance of the Subsequent Receivables and the
                     Subsequent Other Conveyed Property.......................6
      SECTION 2.3.   Conditions of the Company's Obligations..................6
      SECTION 2.4.   True Sales...............................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................9

      SECTION 3.1.   Representations and Warranties of Triad as Seller........9
      SECTION 3.2.   Representations and Warranties of the Company as
                     Purchaser ..............................................11
      SECTION 3.3.   Indemnification.........................................13

ARTICLE IV COVENANTS OF TRIAD................................................17

      SECTION 4.1.   Protection of Title of the Company and the Trust........17
      SECTION 4.2.   Other Liens or Interests................................19
      SECTION 4.3.   Costs and Expenses......................................19

ARTICLE V REPURCHASES OR REPLACEMENTS........................................20

      SECTION 5.1.   Repurchase or Replacement of Receivables Upon Breach
                     of Warranty.............................................20
      SECTION 5.2.   Reassignment of Purchased Receivables...................21
      SECTION 5.3.   Waivers.................................................21

ARTICLE VI MISCELLANEOUS.....................................................21

      SECTION 6.1.   Liability of Triad......................................21
      SECTION 6.2.   Merger or Consolidation of Triad........................21
      SECTION 6.3.   Limitation on Liability of Triad and Others.............22
      SECTION 6.4.   Conveyance of the Receivables and the Other Conveyed
                     Property to the Trust...................................22
      SECTION 6.5.   Amendment...............................................23
      SECTION 6.6.   Notices.................................................24
      SECTION 6.7.   Merger and Integration..................................24
      SECTION 6.8.   Severability of Provisions..............................25
      SECTION 6.9.   GOVERNING LAW...........................................25
      SECTION 6.10.  Counterparts............................................25
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      SECTION 6.11.  Nonpetition Covenant....................................25
      SECTION 6.12.  Assignment..............................................25
      SECTION 6.13.  Third-Party Beneficiaries...............................25
      SECTION 6.14.  Successors and Assigns..................................26

      SCHEDULE A  -   SCHEDULE OF RECEIVABLES
      SCHEDULE B  -   REPRESENTATIONS AND WARRANTIES OF THE SELLER
      SCHEDULE C  -   LEGAL PROCEEDINGS

      RECEIVABLES PURCHASE AGREEMENT, dated as of March 1, 1999 (this "Agreement"), between Triad Financial Corporation, a California corporation, as seller ("Triad"), and Asset Backed Securities Corporation, a Delaware corporation, as purchaser (the "Company").

      WHEREAS, the Company, as Purchaser, has agreed to purchase from Triad, as Seller, and Triad has agreed to sell and transfer to the Company, the Initial Receivables and the Initial Other Conveyed Property on the Closing Date, and with respect to Subsequent Receivables, will transfer on the related Subsequent Transfer Date the Subsequent Receivables and the Subsequent Other Conveyed Property.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and Triad hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1. Definitions

      Capitalized terms used but not defined herein shall have the meanings set forth in the Sale and Servicing Agreement (as defined below). Whenever capitalized and used in this Agreement, the following words shall have the following meanings:

      "Initial Other Conveyed Property" means the Other Conveyed Property conveyed by Triad to the Company on the Closing Date pursuant to this Agreement other than the Initial Receivables.

      "Initial Receivables" means the Receivables listed on the Schedule of Receivables attached hereto and transferred by the Seller to the Company on the Closing Date.

      "Issuer" means Triad Auto Receivables Owner Trust 1999-1, a Delaware business trust.

      "Other Conveyed Property" means, with respect to the Receivables: (1) all of the right, title and interest of Triad in and to all monies due or received under the Receivables or in respect thereof after the applicable Cutoff Date including amounts due on or before the applicable Cutoff Date but received by the Seller after the applicable Cutoff Date (including without limitation all Liquidation Proceeds and Recoveries received with respect to such Receivables); and (2) all of the right, title and interest of Triad in and to (i) the security interests of Triad in the related Financed Vehicles and any other interest of Triad in the related Financed Vehicles, including the certificates of title with respect to such Financed Vehicles, (ii) the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the related Financed Vehicles, including rebates or refunds of premiums relating to the Receivables, (iii) the rights of Triad against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, (iv) the rights of Triad with respect to the Receivables under the Correspondent Agreements and the Correspondent Assignments, (v) all items contained in the related Receivable Files and any and all other documents that Triad keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the related Financed Vehicles, (vi) property (including the right to receive future Liquidation Proceeds) that secures any of the Receivables and that has been acquired by or on behalf of Triad pursuant to liquidation of any such Receivable, (vii) all of the right, title and interest of the Seller in and to refunds for the costs of extended service contracts with respect to the Financed Vehicles, and (viii) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any of the foregoing.

      "Prospectus" means the Prospectus dated November 19, 1998 relating to the offering by the Company from time to time of its asset backed notes and asset backed certificates in the form in which it was or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act filed with the Commission pursuant to Rule 424(b) under the Securities Act.

      "Prospectus Supplement" means the Prospectus Supplement dated March 16, 1999, relating to the Class A-1 Notes and the Class A-2 Notes in the form in which it was or will be filed with the Commission pursuant to rule 424(b) under the Securities Act.

      "Purchase Price" means, with respect to Receivables to be sold by Triad to the Purchaser on the Closing Date or any Subsequent Transfer Date, as the case may be, the total principal amount of such Receivables (as reflected on the books of Triad as of the Initial Cutoff Date or the related Subsequent Cutoff Date, as applicable).

      "Purchaser" means Asset Backed Securities Corporation.

      "Receivables" means a retail installment contract (including any related promissory note and the related security agreement), and all rights and obligations under such contract, for a Financed Vehicle that is included in the Schedule of Receivables (except for Receivables that shall have become Purchased Receivables or Receivables that are replaced in accordance with the terms hereof.)

      "Registration Statement" means that certain registration statement on Form S-3, as amended (Registration No. 333-64351) relating to the offering by the Company from time to time of its asset backed notes and asset backed certificates as previously declared effective by the Commission.

      "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of March 1, 1999, among Triad Financial Corporation, in its individual capacity and as Servicer, Asset Backed Securities Corporation, as the Company, the Trust and The Chase Manhattan Bank, as Indenture Trustee and as Backup Servicer, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

      "Schedule of Representations" means the Schedule of Representations and Warranties attached hereto as Schedule B.

      "Schedule of Receivables" means the Schedule of Initial Receivables sold and transferred pursuant to this Agreement on the Closing Date which is attached hereto as Schedule A as it may


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be amended from time to time, including to remove Purchased Receivables or replaced Receivables or add Replacement Receivables pursuant to Section 5.1 or add Subsequent Receivables.

      "Seller" means Triad Financial Corporation.

      "Subsequent Cutoff Date" means the date specified in the related Subsequent Transfer Agreement, provided, however that such date shall be on or before the Subsequent Transfer Date.

      "Subsequent Other Conveyed Property" means Other Conveyed Property conveyed by Triad to the Company on the Subsequent Transfer other than the Subsequent Receivables pursuant to the Subsequent Purchase Agreement on the Subsequent Transfer Date.

      "Subsequent Purchase Agreement" means an agreement by and between Triad and the Company pursuant to which the Company will acquire Subsequent Receivables.

      "Subsequent Receivables" means the Receivables transferred to the Company pursuant to Section 2.2, which shall be listed on Schedule A to the related Subsequent Purchase Agreement.

      "Subsequent Transfer Date" means, with respect to Subsequent Receivables, any date, occurring not more frequently than once a month, during the Funding Period on which Subsequent Receivables are to be transferred to the Company pursuant to this Agreement, and a Subsequent Purchase Agreement is executed and delivered on or before May 17, 1999.

      "Termination Event" means the existence of any one or more of the following conditions on or prior to the Closing Date:

      (a) a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

      (b) after the execution and delivery of this Agreement but prior to the Closing Date, a downgrading, or public notification of a possible change without indication of direction, shall have occurred in the rating afforded any of the debt securities or claims paying ability of Triad by any Rating Agency; or

      (c) after the execution and delivery of this Agreement but prior to the Closing Date, there shall have occurred an adverse change in the condition, financial or otherwise, in the earnings, regulatory situation or business prospects of Triad reasonably determined by the Company to be material; or

      (d) after the date of this Agreement but prior to the Closing Date, there shall have occurred any of the following: (i) any suspension or material limitation in trading in securities generally on the New York Stock Exchange, or any suspension of trading of any securities of Triad or its parent or affiliate if so traded on any exchange or in the over-the-counter market; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the


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escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iv) in the reasonable judgment of the Company makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus Supplement.

      "Triad Repurchase Event" means the occurrence of a breach of any of Triad's representations and warranties under Section 3.1(a).

      SECTION 1.2. Usage of Terms.

      With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing one gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

      SECTION 1.3. Section References.

      All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

      SECTION 1.4. Action by or Consent of Noteholders.

      Whenever any provision of this Agreement refers to action to be taken or consented to by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken or consent given by Noteholders. Solely for the purposes of any action to be taken, or consented to by Noteholders, any Note registered in the name of, or beneficially owned by, the Company, Triad or any Affiliate of either of such entity, shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded.

      SECTION 1.5. No Recourse.

      Without limiting the obligations of the Seller hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Triad, the Company or of any predecessor or successor of Triad or the Company.

      SECTION 1.6. Material Adverse Effect.

      Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material


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adverse effect on the Trust or the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account any amounts on deposit in the Class A Reserve Account or funds available from claims under the Note Policy.

                                   ARTICLE II
                          CONVEYANCE OF THE RECEIVABLES
                         AND THE OTHER CONVEYED PROPERTY

      SECTION 2.2. Conveyance of the Initial Receivables and the Initial Other Conveyed Property.

      (a) Conveyance. Subject to the terms and conditions of this Agreement, Triad hereby sells, contributes, transfers, assigns and otherwise conveys to the Company, without recourse (but without limitation of its obligations in this Agreement), and the Company hereby purchases and accepts, all right, title and interest of Triad in and to the Initial Receivables and the Initial Other Conveyed Property with respect thereto. It is the intention of Triad and the Company that the transfer and assignment contemplated by this Agreement shall constitute a sale and/or contribution of the Initial Receivables and the Initial Other Conveyed Property from Triad to the Company and the beneficial interest in and title to the Initial Receivables and the Initial Other Conveyed Property shall not be part of Triad's estate in the event of the filing of a bankruptcy petition by or against Triad under any bankruptcy or similar law. If, notwithstanding the intent of Triad and the Company, the transfer and assignment contemplated hereby is held not to be a sale, Triad hereby grants a first priority security interest to the Company in the property conveyed pursuant to this Section 2.1(a), and this Agreement shall be construed so as to further such intent.

      (b) Initial Receivables Purchase Price. Simultaneously with the conveyance of the Initial Receivables and the Initial Other Conveyed Property with respect thereto by Triad to the Company, on the Closing Date, the Company shall pay to Triad the Purchase Price of the Initial Receivables sold by Triad to the Company.

      SECTION 2.2. Conveyance of the Subsequent Receivables and the Subsequent Other Conveyed Property.

      (a) Conveyance. On each Subsequent Transfer Date and simultaneously with the execution and delivery of the related Subsequent Purchase Agreement, Triad shall sell, contribute, transfer, assign and otherwise convey to the Company, without recourse (but without limitation of its obligations in this Agreement), and the Company shall purchase and accept, all right, title and interest of Triad in and to the Subsequent Receivables and the Subsequent Other Conveyed Property with respect thereto. The Subsequent Receivables shall not include Obligors whose addresses are in the State of Pennsylvania unless each of Triad, the Company and the Trust are duly licensed with the Pennsylvania Department of Banking as a "sales finance company". It is the intention of Triad and the Company that the transfer and assignment contemplated by each Subsequent Transfer Agreement shall constitute a sale and/or contribution of the Subsequent Receivables and the Subsequent Other Conveyed Property from Triad to the Company and the beneficial interest in and title to the Subsequent Receivables and the Subsequent Other Conveyed


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Property shall not be part of Triad's estate in the event of the filing of a bankruptcy petition by or against Triad under any bankruptcy or similar law.

      (b) Subsequent Receivables Purchase Price. Simultaneously with the conveyance of the Subsequent Receivables and the Subsequent Other Conveyed Property with respect thereto by Triad to the Company, on each Subsequent Transfer Date the Company shall pay to Triad the Purchase Price of the Subsequent Receivables sold by Triad to the Company.

      SECTION 2.3. Conditions of the Company's Obligations. The obligations of the Company to purchase the Initial Receivables and the Initial Other Conveyed Property from Triad, and with respect to Subsequent Receivables, the obligations of the Company to purchase the Subsequent Receivables and the Subsequent Other Conveyed Property from Triad, will be subject to the satisfaction on the Closing Date and on each Subsequent Transfer Date, as the case may be, of the following conditions. Upon payment of the purchase price for the Initial Receivables and the Initial Other Conveyed Property or for the Subsequent Receivables and the Subsequent Other Conveyed Property, as the case may be, to Triad and the prior written consent of the Insurer, such other conditions shall be deemed satisfied or waived.

      (a) Each of the obligations of Triad required to be performed by it on or prior to the Closing Date and on each Subsequent Transfer Date, as the case may be, pursuant to the terms of this Agreement shall have been duly performed and complied with, and all of the representation and warranties of Triad under this Agreement shall be true and correct in all material respects as of the Closing Date and on each Subsequent Transfer Date, as the case may be, and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement and the Company and the Insurer shall have received certificates to the effect of the foregoing signed by an authorized officer of Triad.

      (b) The Company shall have received letters in form and substance reasonably acceptable to the Company and its counsel, and the Insurer, prepared by KPMG Peat Marwick LLP, independent certified public accountants, dated as of the date of the Prospectus Supplement, as of the Closing Date and on each Subsequent Transfer Date, as the case may be, (i) regarding the numerical information contained in the Prospectus Supplement and (ii) relating to certain agreed upon procedures as specified by the Insurer.

      (c) The Company shall have received duly executed and delivered copies of the following additional closing documents, in form and substance reasonably satisfactory to the Company and its counsel and the Insurer:

            (i) the Schedule of Receivables;

            (ii) the Related Documents and the Underwriting Agreement, dated as of March 16, 1999, between the Company and the Underwriter, and all documents required thereunder, in each case duly executed and delivered by each of the parties thereto other than the Company;


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

            (iii) an officer's certificate of an officer of Triad, dated as of the Closing Date and as of each Subsequent Transfer Date, as the case may be, as to the incumbency of officers and the due authorization of the transactions contemplated by the Related Documents, with resolutions of their boards of directors and a copy of their charter and by-laws attached thereto;

            (iv) opinions of counsel for Triad as to the matters, and in form and substance, reasonably acceptable to the Company and the Insurer (it being agreed that such opinions shall expressly provide that the Owner Trustee, the Indenture Trustee, the Underwriter, the Insurer and the Rating Agencies shall be entitled to rely on such opinions), including as to such matters as shall be required for the assignment of a rating to the Class A-1 Notes and the Class A-2 Notes of "AAA" by S&P and "Aaa" by Moody's;

            (v) a letter from each of Moody's and S&P that it has assigned a rating of "AAA" and "Aaa", respectively, to the Class A-1 Notes and the Class A-2 Notes and satisfactory written notification of such ratings has been received by the Insurer;

            (vi) opinions of counsel for the Owner Trustee and the Indenture Trustee, in form and substance reasonably acceptable to the Company and the Insurer (it being agreed that such opinions shall expressly provide that Triad, the Underwriter, the Insurer and the Rating Agencies shall be entitled to rely on such opinions);

            (vii) opinions of counsel for the Trust, in form and in substance reasonably acceptable to the Company and the Insurer (it being agreed that such opinions shall expressly provide that the Owner Trustee, the Indenture Trustee, the Underwriter, the Insurer and the Rating Agencies shall be entitled to rely on such opinions);

            (viii) the Insurer (so long as no Insurer Default has occurred or is continuing) shall, in its sole and absolute discretion, have approved the transfer of the Subsequent Receivables to the Company;

            (ix) after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date, the Receivables transferred to the Company pursuant hereto shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): (a) the weighted average APR of such Receivables transferred to the Company shall not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date, unless, with the prior consent of the Rating Agencies, TFSPC II and the Insurer, the Spread Account Subsequent Deposit is increased with respect to such Subsequent Receivables by the amount required by the Insurer; (b) the weighted average remaining term of the Receivables transferred to the Trust shall not be greater than 72 months nor less than 12 months; (c) not more than 85% of the aggregate Principal Balance of such Receivables will represent financing of used Financed Vehicles; (d) the APR is not less than 9% nor more than 25%; (e) not more than 23% of the aggregate Principal Balance of such Receivables will represent Receivables designated in Credit Tier 3, not more than 51% of the aggregate Principal Balance of the Receivables


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

      will represent Receivables designated in Credit Tier 4, not more than 19% of the Aggregate Principal Balance of the Receivables will represent Receivables designated in Credit Tier 5 and not more than 1% of the aggregate Principal Balance of the Receivables will represent Receivables designated in Credit Tier 6; (f) no such Receivable will represent financing of a Financed Vehicle which is older than a 1990 model year; (g) not more than 15% of the aggregate Principal Balance of such Receivables will be conveyed to Triad pursuant to Correspondent Assignments, and not more than 11% of the aggregate Principal Balance of such Receivables will be conveyed to Triad by any one Correspondent, additionally, the Trust, the Indenture Trustee, the Owner Trustee and the Insurer shall have received a written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (f); and

            (x) no selection procedures believed to be adverse to the interests of the Noteholders or the Insurer shall have been utilized in selecting the Receivables.

      (d) With respect to the transfer of the Initial Receivables, no Termination Event shall have occurred as of the Closing Date.

      (e) All proceedings in connection with the transactions contemplated by this Agreement and the other Related Documents and all documents incident hereto and thereto shall be reasonably satisfactory in form and substance to the Company and its counsel.

      (f) Triad shall have furnished the Company and the Insurer with such other certificates of its officers or others and such other documents or opinions as the Company or its counsel or the Insurer may reasonably request.

      (g) All other terms and conditions of this Agreement and the Sale and Servicing Agreement shall have been complied with in all material respects or waived.

      SECTION 2.4. True Sales. (a) Each of Triad and the Company intend the transfer of the Initial Receivables and the Initial Other Conveyed Property or the Subsequent Receivables and the Subsequent Other Conveyed Property, as the case may be, to constitute a true sale by Triad to the Company providing the Company with the full benefits of ownership thereof, and neither party hereto intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from the Company to Triad.

      (b) If (but only to the extent) that the transfer of the Initial Receivables and the Initial Other Conveyed Property or the Subsequent Receivables and the Subsequent Other Conveyed Property, as the case may be, hereunder is characterized by a court or other Governmental Authority as a loan rather than a sale, Triad shall be deemed hereunder to have granted to the Company a security interest in all of Triad's right, title and interest in and to the Initial Receivables and the Initial Other Conveyed Property or the Subsequent Receivables and the Subsequent Other Conveyed Property, as the case may be. Such security interest shall secure all of Triad's obligations (monetary or otherwise) under this Agreement and the other Related Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. The Company shall have, with respect to the


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

property described in this Section 2.4, and in addition to all the other rights and remedies available to the Company under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.1. Representations and Warranties of Triad as Seller.

      Triad makes the following representations and warranties as of the date hereof and as of each Subsequent Transfer Date, as the case may be, on which the Company relies in purchasing the Receivables and the Other Conveyed Property with respect thereto and in transferring the Receivables and the Other Conveyed Property with respect thereto to the Trust under the Sale and Servicing Agreement and on which the Insurer will rely in issuing the Policy. Unless otherwise specified, such representations and warranties speak as of the Closing Date and as of the execution and delivery of any Subsequent Purchase Agreement, as the case may be, but shall survive the sale, contribution, transfer and assignment of the Receivables and the Other Conveyed Property hereunder, and the sale, transfer and assignment thereof by the Company to the Trust under the Sale and Servicing Agreement. Triad and the Company agree that the Company will assign to the Trust all of the Company's rights and interests under the Agreement and the Trust will pledge all of such interests of the Company to the Indenture Trustee, and that the Indenture Trustee will thereafter be entitled to enforce this Agreement directly against Triad in the Indenture Trustee's own name on behalf of the Noteholders and the Insurer.

      (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations with respect to the Initial Receivables as of the Closing Date, and with respect to the Subsequent Receivables as of the related Subsequent Transfer Date are true and correct in all material respects.

      (b) Organization and Good Standing. Triad has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, sell and own the Receivables and the Other Conveyed Property to be transferred to the Company.

      (c) Due Qualification. Triad is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualification.

      (d) Power and Authority. Triad has the power and authority to execute and deliver this Agreement, the Sale and Servicing Agreement and its Related Documents and to carry out its terms and their terms, respectively; Triad has the power and authority to sell and assign the Receivables and Other Conveyed Property to be sold and assigned to and deposited with the


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

Company hereunder and has duly authorized such sale and assignment to the Company by all necessary corporate action; and the execution, delivery and performance of this Agreement, the Sale and Servicing Agreement and its Related Documents have been duly authorized by Triad by all necessary corporate action.

      (e) Binding, Obligation. This Agreement, the Sale and Servicing Agreement and Triad's Related Documents, when duly executed and delivered by the other parties thereto, shall constitute a legal, valid and binding obligation of Triad enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (f) No Violation. The execution, delivery and performance by Triad of its Related Documents, the consummation of the transactions contemplated by this Agreement, the Sale and Servicing Agreement and the Related Documents and the fulfillment of the terms hereof and thereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of Triad, or any indenture, agreement, mortgage, deed of trust, commitment letter or other instrument to which Triad is a party or by which it or its properties are bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, commitment letter or other instrument or
(iii) violate any law, order, rule or regulation applicable to Triad of any Governmental Authority having jurisdiction over Triad or any of its properties.

      (g) No Proceedings. There are no proceedings or investigations pending or, to the best of Triad's knowledge, threatened against Triad before any Governmental Authority having jurisdiction over Triad or its properties (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents,
(iii) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the performance by Triad of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Receivables and the Other Conveyed Property.

      (h) No Consents. No consent, approval, license, authorization or order of, or declaration, registration or filing with, any Governmental Authority or other Person, is required to be made by Triad in connection with the execution, delivery or performance of its Related Documents or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained.

      (i) Chief Executive Office. The chief executive office of Triad is located at 7711 Center Avenue, Suite 100, Huntington Beach, California 92647.

      (j) No Untrue Statement. None of the statements of Triad in the Prospectus Supplement (excluding any reference to or information contained in the Prospectus or any information deemed incorporated by reference in the Prospectus Supplement from the Prospectus) contains any untrue statement or alleged untrue statement of any material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      SECTION 3.2. Representations and Warranties of the Company as Purchaser.

      The Company makes the following representations and warranties as of the date hereof and as of the Subsequent Transfer Date, as the case may be, on which Triad relies in selling, assigning, transferring and conveying the Receivables and the Other Conveyed Property to the Company hereunder and on which the Insurer will rely in issuing the Policy. Unless otherwise specified, such representations and warranties speak as of the Closing Date and as of each Subsequent Transfer Date, as the case may be, but shall survive the sale, contribution, transfer and assignment of the Receivables and the Other Conveyed Property hereunder, and the sale, transfer and assignment thereof by the Company to the Trust under the Sale and Servicing Agreement.

      (a) Organization and Good Standing. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, with due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, sell and own the Receivables and the Other Conveyed Property and to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

      (b) Due Qualification. The Company is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualification.

      (c) Power and Authority. The Company has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and their terms, respectively; the Company has the power and authority to acquire the Receivables and the Other Conveyed Property hereunder and to sell, transfer or otherwise convey such Receivables and Other Conveyed Property to the Trust and has duly authorized such acquisition and conveyance by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Company by all necessary corporate action.

      (d) Binding Obligation. This Agreement, when duly executed and delivered by the other parties thereto, shall constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (e) No Violation. The execution, delivery and performance by the Company of this Agreement, the consummation of the transactions contemplated by this Agreement, the Sale and Servicing Agreement and the Company's Related Documents, and the fulfillment of the terms of this Agreement, the Sale and Servicing Agreement and the Company's Related Documents, do not and will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Company, or any indenture, agreement, mortgage, deed of trust, commitment letter or other instrument to which the Company is a party or by which it or its properties are bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, commitment letter or other instrument or (iii) violate any law, order, rule or regulation applicable to the Company of any Governmental Authority having jurisdiction over the Company or any of its properties.

      (f) No Proceedings. There are no proceedings or investigations pending or, to the Company's knowledge, threatened against the Company before any Governmental Authority having jurisdiction over the Company or its properties
(i) asserting the invalidity of this Agreement, the Sale and Servicing Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Sale and Servicing Agreement or any of the Company's Related Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Sale and Servicing Agreement or any of the Company's Related Documents, or (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder, or the transfer by the Company of the Receivables and the Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

      (g) No Consents. No consent, approval, license, authorization or order of, or declaration, registration or filing with, any Governmental Authority or other Person is required to be made by the Company in connection with the execution, delivery or performance of its Related Documents or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained.

      (h) Chief Executive Office. The chief executive office of the Company is located at 11 Madison Avenue, New York, New York 10010.

      (i) Investment Company Act Compliance. The Company is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

In the event of any breach of a representation and warranty made by the Company hereunder, Triad covenants and agrees that Triad will not take any action to pursue any remedy that either may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes or other similar securities issued by the Trust, or another trust or similar vehicle formed by the Company, or any obligations, notes or other securities issued by the Company have been paid in full. Triad and the Company agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by the Company, the Trust or by the Indenture Trustee on behalf of the Noteholders and the Insurer.

      SECTION 3.3. Indemnification.

      (a) Triad shall defend, indemnify and hold harmless the Company, the Issuer, the Indenture Trustee, the Owner Trustee and the Insurer, from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of Triad's representations and warranties contained herein.

      (b) Triad shall defend, indemnify and hold harmless the Company, the Issuer, the Indenture Trustee, the Owner Trustee and the Insurer from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by Triad or any affiliate thereof of a Financed Vehicle.

      (c) Triad shall defend, indemnify and hold harmless the Company, the Issuer, the Indenture Trustee, the Owner Trustee and the Insurer from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Receivables other than in accordance with this Agreement or the Sale and Servicing Agreement.

      (d) Triad agrees to pay, and shall defend, indemnify and hold harmless the Company, the Issuer, the Indenture Trustee, the Owner Trustee and the Insurer from and against any taxes that may at any time be asserted against the Company, the Issuer, the Indenture Trustee, the Owner Trustee with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Company and by the Company to the Issuer or the issuance and original sale of the Notes or the Certificates, or asserted with respect to ownership of the Receivables and Other Conveyed Property which shall be indemnified by Triad pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Notes or the Certificates or transfer taxes arising in connection with the transfer of the Notes or the Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by Triad under this Agreement or imposed against such Persons.

      (e) Triad agrees to pay, and to indemnify and hold harmless the Company, the Issuer, the Indenture Trustee, the Owner Trustee and the Insurer from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of the Receivables or the Other Conveyed Property hereunder and the conveyance or ownership of the Receivables under the Sale and Servicing Agreement or the issuance and original sale of the Notes or the Certificates, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of the

Notes or the Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by Triad under this Agreement or imposed against such Persons.

      (f) Triad shall defend, indemnify and hold harmless the Company, the Issuer, the Indenture Trustee, the Owner Trustee and the Insurer from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any of such Persons through the negligence, misfeasance, or bad faith of Triad in the performance of its duties under this agreement or by reason of reckless disregard of Triad's obligations and duties under this Agreement.

      (g) Triad shall indemnify and hold harmless the Company, the Issuer, the Indenture Trustee, the Owner Trustee, the Insurer, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of the violation by Triad of federal or state securities laws in connection with the registration or the sale of the Notes or the Certificates.

      Indemnification under this Section 3.3 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Notes and the Certificates. The indemnity obligations hereunder shall be in addition to any obligation that Triad may otherwise have.

      Notwithstanding the indemnity provisions contained in Sections 3.3(a) through (h), Triad shall not be required to indemnify any Indemnified Party against any taxes, costs, expenses, losses, damages, claims or liabilities to the extent the same shall arise out of or be based upon (i) the wilful misfeasance, bad faith or gross negligence of such party, or (ii) losses suffered by reason of uncollectible or uncollected Receivables.

      (h) (i) Triad agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Person who controls the Company within the meaning of Section 15 of the Securities Act, the Underwriter and the Underwriter's respective officers and directors and each Person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act (each, a "Company Indemnified Party"), against any and all losses, claims, damages or liabilities to which any Company Indemnified Party may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, and shall reimburse such Company Indemnified Party for any legal or other expenses incurred by the Company Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the preliminary prospectus supplement (except as subsequently updated in the Prospectus Supplement), the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by Triad, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the preliminary prospectus supplement (except as subsequently updated in the Prospectus Supplement), Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by Triad, in light of the circumstances under which they were made, not misleading, other than any untrue statement or alleged untrue statement or omission or alleged omission based on any information (A) in the third and last paragraph on the first page of the Prospectus Supplement; (B) under the heading "Company" in "Summary of Terms;" (C) in the second sentence under the heading "Use of Proceeds" in the Prospectus Supplement only to the extent relating to the Company's use of proceeds; (D) under the heading "Underwriting" in the Prospectus Supplement (the "Company Information"), or the Prospectus or the Registration Statement; and (E) under the heading "The Insurer"; whether or not deemed a part of or included in, by cross-reference or otherwise, the Prospectus Supplement. This indemnity agreement shall be in addition to any liability which Triad may otherwise have.

            (ii) Triad agrees to indemnify and hold the Company harmless against any and all losses, claims, damages or liabilities that the Company may sustain related to the failure of Triad to perform in all material respects their duties under this Agreement. Triad shall immediately notify the Company if a claim is made by a third party with respect to this Agreement, and Triad shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Company in respect of such claim.

      (i) The Company agrees to indemnify and hold harmless Triad, each of its directors and officers and each Person who controls Triad or any such Person, within the meaning of the Securities Act and the Exchange Act, against any and all losses, claims, damages or liabilities to which Triad or any such Person may become subject under the Securities Act, the Exchange Act or otherwise, and shall reimburse Triad and any such director, officer or controlling Person for any legal or other expenses incurred by such party or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damages, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, the Registration Statement and the Company Information in the Prospectus Supplement, and any amendment or supplement to the Prospectus, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

      (j) Promptly after receipt by an indemnified party under this Section 3.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 3.3, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. If any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 3.3 for any legal or otherwise expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability of any claims that are the subject matter of such action.

      (k) If the indemnification provided for in this Section 3.3(h) and (i) is unavailable or insufficient to hold harmless any Company Indemnified Party under subsection (h) above or Triad, each of their directors and officers and each Person who controls Triad or any such Person, within the meaning of the Securities Act and the Exchange Act, under subsection (i) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (h) or (i) above, as applicable, (a) in such proportion as is appropriate to reflect the relative benefits received by Company on the one hand and Triad on the other from the offering of the offered Class A-1 Notes and Class A-2 Notes or (b) if the allocation provided by clause
(a) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of Company on the one hand and Triad on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Company on the one hand and Triad on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of the Trust Property (before deducting expenses) received by Triad bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company Indemnified Parties or Triad and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (k) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject to this subsection (k). Notwithstanding the provisions of this subsection (k), except with respect to liabilities of the Company resulting directly from material misstatements or material omissions of information contained in the Registration Statement or the Prospectus, the Company shall not be required to pay any amount in excess of the amount by which the total price at which the Class A-1 Notes and Class A-2 Notes underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which the Company has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IV
                               COVENANTS OF TRIAD

      SECTION 4.1. Protection of Title of the Company and the Trust.

      (a) Triad shall execute, file, record and register such financing statements and cause to be executed, filed, recorded and registered such continuation and other statements or documents, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Company under this Agreement and any Subsequent Receivables Purchase Agreement, and of the Trust and the Indenture Trustee under the Indenture, the Sale and Servicing Agreement and any Subsequent Transfer Agreement, in the Receivables and the Other Conveyed Property, and in the proceeds thereof. Triad shall deliver (or cause to be delivered) to the Company, the Owner Trustee. the Indenture Trustee and the Insurer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. If Triad fails to perform its obligations under this subsection, the Company, the Owner Trustee, the Insurer or the Indenture Trustee may do so, at the expense of Triad.

      (b) Triad shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by Triad (or by the Company, the Trust or the Indenture Trustee on behalf of Triad) in accordance with Section 4.1(a) seriously misleading within the meaning of the applicable provisions of the UCC or any title statute, unless Triad shall have given the Company, the Owner Trustee, the Insurer and the Indenture Trustee at least sixty (60) days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

      (c) Triad shall give the Company, the Owner Trustee, the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and the Indenture Trustee at least sixty (60) days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Triad shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

      (d) Triad, so long as Triad is the Servicer, shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

      (e) Triad shall maintain its computer systems so that, from and after the time of sale under this Agreement or any Subsequent Receivables Purchase Agreement of the Receivables to the Company and the sale of the Receivables by the Company to the Trust, Triad's master computer records (including any backup archives) that refer to any Receivable indicate clearly that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on Triad's computer systems when, and only when, the Receivable has been paid in full or purchased.

      (f) If at any time Triad proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables (other than the Receivables) to any prospective purchaser, lender or other transferee, Triad shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable is owned by the Trust (unless such Receivable has been paid in full or purchased).

      (g) Promptly after taking the foregoing actions described in Sections 4.1(b) or (c), Triad shall deliver to the Indenture Trustee, the Owner Trustee and the Insurer an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary to preserve and protect the interest of the Indenture Trustee in the Trust Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

      SECTION 4.2. Other Liens or Interests.

      Triad shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Receivables, except for the Lien in favor of the Company, the Lien in favor of the Trust, the Lien in favor of the Indenture Trustee for the benefit of the Noteholders and the Insurer and the restrictions on transferability imposed by the Related Documents or (ii) sign or file under the UCC of any jurisdiction any financing statement that names Triad or the Company as a debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Company, the Lien of the Trust and the Lien of the Indenture Trustee, for the benefit of the Noteholders and the Insurer or as otherwise permitted under this Agreement or the Related Documents. Triad shall defend the right, title and interest of Purchaser and the Indenture Trustee on behalf of the Noteholders and the Insurer in and to the Receivables and Other Conveyed Property against all claims of third parties obtaining through or under the Seller.

      SECTION 4.3. Costs and Expenses. In connection with the transactions contemplated under this Agreement and the other Related Documents, Triad shall promptly pay (or shall reimburse Company or any other Person to the extent that Company or such other Person shall pay): (a) the cost of the qualification of the Notes for offer and sale under the securities or Blue Sky laws (including the reasonable fees and expenses of counsel for the Underwriter relating to the preparation, reproduction and delivery of any Blue Sky Memorandum prepared in connection with such qualification); (b) the fees of the Rating Agencies; (c) any of the initial fees of Owner Trustee and Indenture Trustee and the reasonable fees and disbursements of their counsel (which, in the case of Indenture Trustee, are set forth a fee letter dated as of March 25, 1999); (d) expenses incurred in connection with printing (or otherwise reproducing) and delivering this Agreement, the other Related Documents, the Prospectus, the Prospectus Supplement, any amendment or supplement thereto, any preliminary prospectus and prospectus supplement, the Notes and the Certificates; (e) fees and expenses relating to the filing of documents with the commission (including all related filings under Rule 424(b) of the Securities Act, all related filings on Form 8-K and periodic reports under the Exchange Act) in connection with the transactions contemplated hereby; (f) the shelf registration amortization fee (which fee shall equal 1/33rd of 1% times the aggregate principal amount of the offered Notes) paid in connection with the issuance of offered Notes; (g) all accountant's fees incurred in connection with the accountant's review of the Prospectus Supplement and delivery of the letters described in Section 2.3, (h) fees and expenses relating to the licensing of the Company as a "sales finance company" with the Pennsylvania Department of Banking, and (i) the reasonable fees and disbursements of counsel to the Company.

                                    ARTICLE V
                           REPURCHASES OR REPLACEMENTS

      SECTION 5.1. Repurchase or Replacement of Receivables Upon Breach of Warranty.

      Upon the occurrence of a Triad Repurchase Event, Triad shall, unless such breach shall have been cured in all material respects, repurchase or replace the related Receivable in accordance with the Sale and Servicing Agreement from the Company as of the Accounting Date in the first complete Collection Period following its discovery or its receipt of notice of any such Triad Repurchase Event and, on or before the Determination Date following such Accounting Date, Triad shall deposit or cause to be deposited the Purchase Amount into the Collection Account pursuant to Section 4.5 of the Sale and Servicing Agreement. In no event shall Triad satisfy the obligations specified in the foregoing sentence with Replacement Receivables, if after giving effect to such replacement, either (i) as of the date of such replacement, more than 20 Receivables in the aggregate since the Closing Date are Replacement Receivables, or (ii) the sum of the Principal Balances transferred since the Closing Date of the Replacement Receivables is greater than 0.30 percent of the Original Pool Balance. The obligation of Triad to repurchase or replace any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against Triad for such breach available to the Company, the Issuer, the Insurer, the Backup Servicer, the Indenture Trustee on behalf of the Noteholders or the Noteholders; provided, however, Triad shall indemnify the Indenture Trustee and the Backup Servicer, and each of their respective officers, directors, employees and agents, as well as the Trust, the Insurer and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. The provisions of this Section 5.1 are intended to grant the Issuer and the Indenture Trustee a direct right against Triad to demand performance hereunder. Upon receipt of the Purchase Amount or a Replacement Receivable and written instructions from the Servicer, the Indenture Trustee shall release to Triad or any of Triad's designees, the related Receivable File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by Triad and delivered to the Custodian and necessary to vest in Triad, or such designee, title to the Receivable. The Custodian shall be under no duty or obligation (a) to inspect, review or examine any documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (b) to determine whether there is a breach of any of the Seller's representations and warranties. Notwithstanding any other provision of this Agreement or the Sale and Servicing Agreement to the contrary, the obligation of Triad under this Section 5.1 shall not terminate upon the termination of Triad as Servicer under the Sale and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or the Company to perform any of their respective obligations with respect to such Receivables under the Sale and Servicing Agreement.

      SECTION 5.2. Reassignment of Purchased Receivables.

      Upon deposit in the Collection Account of the Purchase Amount of any Receivables repurchased by Triad or deposit with the Indenture Trustee of a Replacement Receivable under Section 5.1, the Company, the Owner Trustee and the Indenture Trustee shall take any and all actions reasonably requested by Triad, at the expense of Triad, to assign, without recourse, representation or warranty, to Triad all of the Company's, the Indenture Trustee's and the Trust's right, title and interest in and to such Receivables, such assignment being an assignment outright and not for security; and Triad shall thereupon own such Receivables and all such Other Conveyed Property, free of any further obligation to the Company, the Trust, the Indenture Trustee or the Noteholders with respect thereto. The Company shall take any and all actions reasonably requested by Triad, at the expense of Triad, to release its security interest in each such Receivable and in the Other Conveyed Property with respect thereto. If, following the reassignment of a Purchased Receivable, or a replaced Receivable in any enforcement suit or legal proceeding, it is held that Triad may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Company shall, at the expense of Triad, take such steps as Triad deems reasonably necessary to enforce the Receivable, including bringing suit in the Company's name.

      SECTION 5.3. Waivers.

      No failure or delay on the part of the Company or the Trust, as purchaser and assignee of the Company, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                   ARTICLE VI
                                  MISCELLANEOUS

      SECTION 6.1. Liability of Triad.

      Triad shall be liable in accordance herewith only to the extent of the obligations of this Agreement specifically undertaken by Triad and its representations and warranties.

      SECTION 6.2. Merger or Consolidation of Triad.

      Triad shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of Triad's business or assets unless, after such merger, consolidation or succession, the successor or surviving entity shall be capable of fulfilling Triad's duties hereunder. Triad shall not merge or consolidate with any other Person or permit any other Person to become its successor without the prior written consent of the Insurer, which consent shall not be unreasonably withheld. Any such successor corporation shall execute an agreement of assumption of every obligation of Triad under its Related Documents and, whether or not such assumption agreement is executed, shall be the successor to Triad under this Agreement without the execution or filing of any document (or any further act on the part of any of the parties to this Agreement). Triad shall provide prompt notice of any merger, consolidation or succession pursuant to this Section 6.2 to the Owner Trustee, the Indenture Trustee, each Rating Agency and, so long as an Insurer Default shall not have occurred and be continuing, the Insurer. Notwithstanding the foregoing, Triad shall not merge or consolidate with any other Person or permit any other Person to become a successor to Triad's business, unless: (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached in any material respect (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), and no event, that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing; (ii) Triad shall have delivered to the Owner Trustee, the Indenture Trustee, each Rating Agency and, so long as an Insurer Default shall not have occurred and be continuing, the Insurer, an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with; and (iii) Triad shall have delivered to the Owner Trustee, the Indenture Trustee, the Insurer and each Rating Agency an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interests of the Company, the Trust and the Indenture Trustee, in the Receivables or (B) no such action shall be necessary to preserve and protect such interest.

      SECTION 6.3. Limitation on Liability of Triad and Others.

      Triad and any director or officer or employee or agent of Triad may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. Triad shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

      SECTION 6.4. Conveyance of the Receivables and the Other Conveyed Property to the Trust.

      Triad acknowledges that the Company intends, pursuant to the Sale and Servicing Agreement and any Subsequent Transfer Agreement, to convey the Receivables and the Other Conveyed Property, together with its respective rights under this Agreement and any Subsequent Receivables Purchase Agreement, to the Trust on the date hereof and any Subsequent Transfer Date, as the case may be. Triad acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of Triad contained in this Agreement, and the rights of the Company hereunder, are intended to benefit the Indenture Trustee, the Trust, the Insurer and the Noteholders. In furtherance of the foregoing, Triad covenants and agrees to perform its duties and obligations hereunder in accordance with the terms hereof for the benefit of the Indenture Trustee, the Trust, the Insurer and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, Triad shall be directly liable to the Indenture Trustee, the Insurer and the Trust (notwithstanding any failure by the Servicer, the Backup Servicer or the Company to perform its duties and obligations hereunder or under the Sale and Servicing Agreement), and that the Owner Trustee and the Indenture Trustee, may enforce the duties and obligations of Triad under this Agreement against Triad for the benefit of the Trust, the Insurer or the Noteholders, respectively.

      SECTION 6.5. Amendment.

      (a) This Agreement may be amended by Triad and the Company with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of the Indenture Trustee, the Owner Trustee any of the Certificateholder or the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or
(iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee and the Rating Agency, adversely affect in any material respect the interests of the Noteholders.

      (b) This Agreement may also be amended from time to time by Triad and the Company with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section 6.5(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that the Rating Agency Condition shall have been satisfied with respect to any such amendment prior to the execution thereof; and provided, further, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, payments that shall be required to be made on any Note, the Class A-1 Interest Rate, the Class A-2 Interest Rate or the Class B Interest Rate or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

      (c) Prior to the execution of any such amendment or consent under Section 6.5(a) or (b), Triad shall furnish five (5) days prior written notification of the substance of such amendment or consent to the Rating Agency.

      (d) Promptly after the execution of any such amendment or consent under
Section 6.5(b), the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder.

      (e) It shall not be necessary for the consent of Noteholders pursuant to
Section 6.5(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

      SECTION 6.6. Notices.

      All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, at the following address: Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, Telecopy No.: (212) 325-8261, (b) in the case of the Seller, at the following address: Triad Financial Corporation, 7711 Center Avenue, Suite 100, Huntington Beach, California 92647, Telecopy No.: (714) 894-8617, (c) in the case of the Indenture Trustee, and for so long as the Indenture Trustee is the Backup Servicer, the Backup Servicer, at the following address: The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001-2697, Telecopy No.: (212) 946-8191, (d) in the case of the Trust or the Owner Trustee, at the following address: Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Telecopy
No.: (302) 651-1576, with a copy to the Servicer and (e) in the case of the Insurer, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022; Attention: Senior Vice President, Transaction Oversight (in each case in which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"); (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and (g) in the case of S&P, to Standard & Poor's Ratings Group, 25 Broadway - 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

      SECTION 6.7. Merger and Integration.

      Except as specifically stated otherwise herein, this Agreement, the Sale and Servicing Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Sale and Servicing Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

      SECTION 6.8. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      SECTION 6.9. GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 6.10. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

      SECTION 6.11. Nonpetition Covenant.

      Until one year and one day following the payment in full of all amounts due in respect of the Notes, neither the Company nor Triad shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company or the Trust.

      SECTION 6.12. Assignment.

      Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 6.2, this Agreement may not be assigned by Triad or the Company.

      SECTION 6.13. Third-Party Beneficiaries. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve or, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Indenture Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      SECTION 6.14. Successors and Assigns. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Trust, the Indenture Trustee and the Noteholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind its successors and assigns.

      IN WITNESS WHEREOF, the parties have caused this Receivables Purchase Agreement to be duly executed by their respective officers, effective as of the day and year first above written.

                                    TRIAD FINANCIAL CORPORATION, as Seller


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    ASSET BACKED SECURITIES CORPORATION, as
                                    Purchaser


                                    By:_________________________________________
                                       Name:
                                       Title:

                                                                      SCHEDULE A

                             SCHEDULE OF RECEIVABLES

                       On file with the Indenture Trustee.

                                                                      SCHEDULE B

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      Triad hereby makes the following representations and warranties as to the Receivables. Unless otherwise specified, such representations and warranties are made as of the Closing Date with respect to Initial Receivables and as of the related Subsequent Transfer Date with respect to Subsequent Receivables. Such representations and warranties shall survive the sale, transfer, and assignment of the Receivables by the Purchaser.

            1. Characteristics of Receivables. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased, directly or indirectly, by Triad using and materially conforming to Triad's credit policies, from such Dealer and a Correspondent under an existing Dealer Agreement or Correspondent Agreement or pursuant to a Dealer Assignment between the Dealer and Triad or a Correspondent Assignment between the Correspondent and Triad and was validly assigned by such Dealer or Correspondent to Triad pursuant to such Assignment, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (C) is a Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (D) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File relating thereto.

            2. Fraud or Misrepresentation. Each Receivable was originated by a Dealer and was sold by the Dealer to (i) Triad or (ii) a Correspondent, which sold such Receivable to Triad, and Triad sold such Receivable to the Company in any such case, without any fraud or misrepresentation on the part of such Dealer.

            3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

            4. Origination. Each Receivable was originated in the United States.

            5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

            6. No Government Obligor. No Obligor is the United States of America, any State or municipality, or any agency, department, subdivision or instrumentality thereof.

            7. Obligor Bankruptcy. At the related Cutoff Date, no Obligor had been identified on the records of Triad as being the subject of a current bankruptcy proceeding.

            8. Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the electronic ledger and was true and correct in all material respects as of the close of business on the related Cutoff Date.

            9. Making Records. By the Closing Date or Subsequent Transfer Date, as applicable, the Seller will have caused the portions of the electronic ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold to the Company by the Seller and resold by the Company to the Trust in accordance with the terms of the Sale and Servicing Agreement.

            10. Computer Tape. The Computer Tape made available by the Seller to the Trust on the Closing Date or Subsequent Transfer Date, as applicable, was complete and accurate as of the related Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

            11. Adverse Selection. No selection procedures believed to be adverse to the Noteholders or the Insurer were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria contained in the Sale and Servicing Agreement.

            12. Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC.

            13. One Original. There is only one original executed copy of each Receivable.

            14. Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains (a) a fully executed original of the Receivable, and (b) the original Lien Certificate or application therefor. The complete Receivable File for each Receivable is in the possession of the Custodian.

            15. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the Lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            16. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the Sale and Servicing Agreement (or pursuant to transfers of the Notes, if applicable).

            17. Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to the Sale and Servicing Agreement or Subsequent Transfer Agreement, as applicable, the Seller was the sole owner thereof and had good marketable title thereto, free of any Lien and, upon execution and delivery of the Sale and Servicing Agreement by the Seller, the Trust shall have good and marketable title to and will be the sole owner of such Receivables, free of any Lien. No Dealer or Correspondent has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or Correspondent Agreements or Correspondent Assignment, if applicable, or to payments due under such Receivables.

            18. Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of the Seller in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle identify Triad, or if a Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date or Subsequent Transfer Date, as applicable, and will identify Triad the Seller named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, Triad has received written evidence from the related Dealer that such Lien Certificate showing the Seller as the first lienholder has been applied for and the Seller's security interest has been validly assigned by the Seller to the Trust pursuant to the Sale and Servicing Agreement. Immediately after the sale, transfer and assignment thereof by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Indenture Trustee as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the related Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

            19. All Filings Made. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

            20. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Insurer, the Indenture Trustee, the Owner Trustee and the Noteholders in any Receivable or the proceeds thereof.

            21. Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to Triad with respect to such Receivable.

            22. No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or, to the best of Seller's knowledge, threatened with respect to any Receivable.

            23. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days and other defaults that will not have a material adverse affect on the ability of the Obligor to make, nor the enforceability of Obligor's obligation to make, Contract Scheduled Payments and will not have a material adverse effect on the validity or priority of the Lien on the Financed Vehicle), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the related Cutoff Date, no Financed Vehicle had been repossessed by or at the direction of Triad.

            24. Insurance. At the time of a purchase of a Receivable by Triad from a Dealer or a third party, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) naming Triad as loss payee, (ii) insuring against loss and damage due to fire, theft, collision and other risks generally covered by comprehensive and collision coverage and (iii) subject to maximum deductibles of $500 for collision coverage and $500 for comprehensive coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of force-placed insurance on the related Cutoff Date.

            25. Past Due. At the related Cutoff Date, no Receivable was a Receivable for which more than 10% of a Contract Scheduled Payment is 31 or more days past due.

            26. Remaining Principal Balance. At the related Cutoff Date, the Principal Balance of each Receivable set forth in Schedule of Receivables is true and accurate in all material respects.


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

            27. Certain Characteristics of Initial Receivables. (A) Each Initial Receivable had a remaining maturity, as of the Initial Cutoff Date, of not more than 72 months; (B) each Receivable had an original maturity of not more than 72 months; (C) each Initial Receivable had a remaining Principal Balance as of the Initial Cutoff Date of at least $250 and not more than $35,000; (D) each Initial Receivable has an Annual Percentage Rate of at least 9.00% and not more than 25.00%; (E) no Initial Receivable was one for which more than 10% of a Scheduled Payment was 31 or more days past due as of the Initial Cutoff Date; (F) no funds have been advanced by Triad, any Dealer, or Correspondent or anyone acting on behalf of any of them in order to cause any Initial Receivable to qualify under clause (E) above; (G) not more than 15% of the aggregate Principal Balance of such Receivables will be conveyed to Triad pursuant to Correspondent Assignments, and not more than 11% of the aggregate Principal Balance of such Receivables will be conveyed to Triad by any one Correspondent; and (H) no Initial Receivable shall include Obligors whose addresses are in the State of Pennsylvania.

            28. Full Amortization. Each Receivable is a fully amortizing Simple Interest Receivable, Rule of 78's Receivable or Actuarial Receivable which provides for level monthly payments which, if made when due, shall fully amortize the Amount Financed over the original term.


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